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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

         --------------------------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): October 1, 2001


                            PEOPLE'S BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                            0-7449                       04-3272233
-------------------------------            (COMMISSION FILE NO.)            ----------------
(State or other jurisdiction of                                             (I.R.S. Employer
incorporation or organization)                                             Identification No.)

                 545 PLEASANT STREET
             NEW BEDFORD, MASSACHUSETTS                                02740
  -------------------------------------------------                  ---------
      (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code                (508) 991-2601
                                                                  --------------

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ITEM 5.  OTHER EVENTS.

         On October 1, 2001, People's Bancshares, Inc., a Massachusetts unitary bank holding company ("People's"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with FIRSTFED AMERICA BANCORP, INC., a Delaware savings and loan holding company ("FIRSTFED"). Subject to the conditions set forth in the Merger Agreement (including regulatory approvals and approval of the transaction by the stockholders of People's and FIRSTFED), People's will be merged with and into FIRSTFED (the "Merger"). At the effective time, each outstanding share of People's common stock (other than dissenters' shares) will be exchanged, at the election of the holder, for $22.00 in cash or 1.2644 shares of FIRSTFED common stock, except that under certain circumstances the exchange ratio may be adjusted upwards if the average closing price of FIRSTFED'S common stock over a specified period is less than $13.92 and will be adjusted downwards if such average closing price is more than $20.88. The aggregate consideration to be paid to People's stockholders in the Merger will consist of 55% cash and 45% stock of FIRSTFED, subject to adjustment as provided in the Merger Agreement. The Merger is intended to be a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended. Simultaneously with the Merger, People's Savings Bank of Brockton, a wholly owned subsidiary of People's, will be merged with and into First Federal Savings Bank of America, a wholly owned subsidiary of FIRSTFED.

         In connection with the Merger Agreement, People's has issued an option (the "Option") to FIRSTFED pursuant to which FIRSTFED has the right under certain circumstances to purchase up to 647,197 shares of Common Stock of People's at an exercise price of $22.00 per share. The Merger Agreement and the Stock Option Agreement and the foregoing description of those documents and the transactions contemplated thereby are qualified in their entirety by reference to the exhibits filed with this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

                  Exhibit 2.1 Agreement and Plan of Merger, dated October 1, 2001, by and between People's Bancshares, Inc. and FIRSTFED AMERICA BANCORP, INC.

                  Exhibit 10.1 Stock Option Agreement, dated October 1, 2001, between People's Bancshares, Inc. and FIRSTFED AMERICA BANCORP, INC.

                  Exhibit 99.1      Press Release dated October 1, 2001.
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PEOPLE'S BANCSHARES, INC.



                                             /s/ James K. Hunt
                                             ---------------------------------
                                             James K. Hunt
                                             Executive Vice President/Finance &
                                             Administration and Chief Financial
                                             Officer



Dated: October 1, 2001